UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 15, 2007

Energy Future Holdings Corp.

(formerly TXU Corp.)

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oncor Electric Delivery Company LLC

(formerly Oncor Electric Delivery Company)

(Exact name of registrant as specified in its charter)

Delaware	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Energy Future Holding Corp.’s telephone number, including Area Code)

214-486-2000

(Oncor Electric Delivery Company LLC’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 15, 2007, members of the senior management team of Oncor Electric Delivery Company LLC (formerly Oncor Electric Delivery Company) (“Oncor”), a subsidiary of Energy Future Holdings Corp. (formerly TXU Corp.), will participate in meetings regarding the syndication of the $2.0 billion senior secured credit facility of Oncor (the “Senior Secured Credit Facility”) that was executed on October 10, 2007 in connection with the merger of Energy Future Holdings Corp. with a wholly owned subsidiary of Texas Energy Future Holdings Limited Partnership. At such meetings, management will discuss a slide presentation and distribute an information memorandum, excerpts of which are being furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Within the slide presentation and the information memorandum furnished herewith, Oncor makes references to EBITDA and Adjusted EBITDA, financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Whenever such information is presented, Oncor believes it has complied with the provisions of the rules of Regulation G.

EBITDA, a measure used by management to evaluate operating performance, is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity or any other measure of financial performance presented in accordance with GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between Oncor’s historical results and results that reflect the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, Oncor’s presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as EBITDA adjusted to exclude noncash items, unusual items and other adjustments permitted in calculating covenant compliance under the Senior Secured Credit Facility. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about how the covenants in the Senior Secured Credit Facility will operate and about certain noncash items, unusual items that management does not expect to continue at the same level in the future and other items. Such supplementary adjustments to EBITDA may not be in accordance with current Securities and Exchange Commission (“SEC”) practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act of 1933, as amended, or periodic reports under the Securities Exchange Act of 1934, as amended. Accordingly, the SEC may require that Adjusted EBITDA be presented differently in filings made with the SEC than as presented in the slide presentation and the information memorandum furnished herewith, or not be presented at all.

Forward-Looking Statements

The information set forth in Exhibit 99.1 and Exhibit 99.2 contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations is contained in Oncor’s SEC filings. Specifically, Oncor makes reference to the sections entitled “Risk Factors” in its annual and quarterly reports. In addition to the risks and uncertainties set forth in such SEC filings, the forward-looking statements in Exhibit 99.1 and Exhibit 99.2 could be affected by the effectiveness of “ringfencing” provisions in the Oncor’s organizational documents in protecting the company from the financial degradation of its affiliates, resolution of pending and future rate proceedings, changes in demand for electricity, the impact of weather, the ability to implement performance initiatives and growth strategies and the terms under which the company executes those initiatives and growth strategies, and the ability to obtain additional capital in light of commercial bank and capital markets conditions, the company’s non-investment grade rating, and limits to the company’s ability to incur indebtedness contained in regulatory orders and the company’s organizational documents.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Excerpts from slide presentation

	99.2	Excerpts from information memorandum

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Anthony Horton
Anthony Horton
Senior Vice President and Treasurer

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ John M. Casey
John M. Casey
Treasurer

Dated: October 15, 2007

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